INVESTMENT ADVISORY
                                     POLICY
                                       AND
                                PROCEDURES MANUAL


                                November 1, 1997

                            HODGES CAPITAL MANAGEMENT





INVESTMENT ADVISORY POLICY AND PROCEDURES MANUAL

                                TABLE OF CONTENTS



I.   CONFLICTS OF INTEREST - PERSONAL INVESTMENTS........................  4
II.  GENERAL STANDARDS...................................................  5
III. OTHER LAWS, RULES, AND STATEMENT POLICY............................. 10
IV.  EXAMPLES OF BENEFICIAL OWNERSHIP.................................... 11
V.   POLICY AND PROCEDURES TO DETECT AND PREVENT INSIDER TRADING......... 11
VI.  PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING.......... 14
VII. SUPERVISORY PROCEDURES.............................................. 16




HODGES CAPITAL MANAGEMENT

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                               INVESTMENT ADVISORY
                         POLICIES AND PROCEDURES MANUAL

HODGES CAPITAL MANAGEMENT

Hodges Capital Management ("HCM") is an investment advisor registered with the Securities & Exchange Commission under the Investment Advisers Act of 1940. It's client base is comprised of individuals and one investment company reporting under the Investment Company Act of 1940. Because HCM is the advisor for a registered mutual fund, it adopted and adheres to Rule 17j-1 under the Investment Act. All revenue is calculated based on a percentage of assets under management.

As an investment adviser, HCM is a fiduciary and owes its clients the highest duty of diligence and loyalty. It is crucial to HCM that each employee avoid conduct that is or may be detrimental to these duties of diligence and loyalty. It is also important for Employees to avoid actions that may have the appearance of impropriety.

Although our fiduciary duties require more than simply avoiding illegal and inappropriate behavior, at a minimum, all Employees should be aware that, as a matter of policy and the terms of their employment with HCM, the following types of activities are strictly prohibited:

     The use or employment of any device, scheme or artifice to defraud any client or prospective client of HCM or any part to any securities transaction in which HCM or any of its clients is a participant;

     Making to any person, particularly a client or prospective client, any untrue statement of a material fact or omitting to state to any person a material fact necessary in order to make the statements HCM has made to such person, in light of the circumstances under which they are made, not misleading;

     Engaging in any act, practice or course of conduct that operates or would operate as a fraud or deceit upon any client or prospective client or upon any person in connection with any transactions in securities;

     Causing HCM, acting as principal for its own account or for any account in which HCM or any person associated with HCM (within the meaning of the Investment Advisers Act) to sell any security to or purchase any security from a client in violation of any applicable law, rule or regulation of a governmental agency. . Since there are numerous activities that might breach these prohibitions, it is beyond the scope of this Code of Ethics and Conduct to attempt to identify and specifically prohibit each of them. Common sense and an awareness of HCM's fiduciary duties should prevent inappropriate activities. Any one who has questions about a particular transaction, act or practice should consult the Compliance Officer.

     The following material describes certain requirements and reports with respect to specific areas in which issues regarding HCM's duty to its clients most often arise. Employees of HCM should consult with HCM's Compliance Officer regarding any questions about these items and other issues relating to HCM's fiduciary obligations.

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I. CONFLICTS OF INTEREST - PERSONAL INVESTMENTS

A. GENERAL. HCM is eager to give every Employee reasonable freedom with respect to the Employee's investment activities and those of his/her family. Furthermore, HCM believes it will be stronger and its productivity better if its employees have the courage of their convictions with respect to investment decisions. At the same time, conflicts of interest could arise between HCM's clients and the personal investment activities of HCM or its Employee's, thereby abusing the trust that has been placed in HCM as a registered adviser.

     HCM's general policy is to avoid conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in favor of the client. Even when there is an identity of specific interest among HCM's client and HCM or its employees, an Employee must recognize that the client has prior right to the benefits of judgment over the Employee or any non-client members of the Employee's family whom he or she may advise.

     This condition inevitably places some restriction on freedom of investment for Employees and their families. This Code does not attempt to spell out all possible cases of conflicts of interest, but rather is designed to highlight possible problem areas. Employees should be conscious that areas other than personal securities transactions may involve conflicts of interest. For example, one such area would be accepting favors from brokers. The rules set forth below are not intended to cover all situations that may involve a possible conflict of interest. If there is any doubt about a transaction for a reportable account or for an Employee's personal account, the supervisory person designated from time to time as HCM's Compliance Officer should be consulted BEFORE the transaction is executed.

B. SPECIFIC EMPLOYEE INVESTMENT RULES. The following rules govern investment activities in "Covered Accounts."

     A "Covered Account" generally consists of any account in HCM's or an Employee's name or in which HCM or an Employee has any direct or indirect "beneficial ownership" interest.

     The concept of "beneficial ownership" is very broad. Employees should carefully review the definition below.

     1. No transaction in a security may be made for an officer, director, employee or other affiliated account ("affiliated account") before all contemplated orders have been completed for client accounts, unless client and affiliated accounts are purchasing or selling the same security together at the same price per share (before giving effect to any transaction commission, mark up, or mark down) as part of a grouped transaction.

     2. If transactions for both client accounts and affiliated accounts are completed on the same day, client accounts shall receive an execution

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          price (before giving effect to any transaction commission,  mark up or mark down) equal to or better  than the  affiliated  accounts.

     3. New publicly offered issues of common stock or convertible securities purchased for clients accounts may not be purchased or recommended for Covered Accounts until after the cooling off period, and then only at the prevailing market price.

II. GENERAL STANDARDS

     A. BEST EXECUTION. It is HCM's policy of selecting brokers to transactions to seek "best execution" and that provide meaningful research. This means prompt and efficient execution of the transaction at the best obtainable price. When an Employee believes that more than one broker can satisfy the objective of best execution, preference may be given to brokers who provide services to HCM that qualify as "research" services under applicable law. In any event, the broker's commissions or other trans-action compensation must be reasonable in relation to the value of the brokerage and "research" services provided. Clients other than ERISA plans and mutual funds may agree to certain brokerage practices that involve consideration of factors other than price, execution, and "research" services.

     B. "INSIDER TRADING." It is the policy of HCM that no Employee may engage in what is commonly known as "insider trading": (i) trading, either in a Covered Account or on behalf of any other person (including client accounts) on the basis of material nonpublic information; or (ii) communicating material nonpublic information to others in violation of the law. HCM has adopted a "Statement of Policy and Procedures to Detect and Prevent Insider Trading" that describes more fully what constitutes "insider trading" and the legal penalties for engaging in it. It also contains procedures intended to help HCM prevent, detect and, if necessary, punish violative conduct. Employees should refer to the Statement (as well as this Code of Ethics) whenever any question arises regarding what to do if an Employee believes he or she may be in possession of material, nonpublic information about a security.

     C. FAIR DEALING VS. SELF DEALING. Each Employee shall act in a manner consistent with the obligation to deal fairly with all clients when taking investment action. Self dealing for personal benefit or benefit of HCM, at the expense of clients, will not be tolerated.

     D. FRONT RUNNING. "Frontrunning" and "scalping" refer to the buying or selling of securities in a Covered Account, prior to HCM's clients, in order to benefit from any price movement that may be caused by client transactions or HCM's recommendations regarding the security. It also includes buying or selling options, rights, warrants, futures contracts, convertible securities or other securities that are "related" to a security in which HCM's clients may effect transactions. These practices are flatly prohibited by HCM.

     E. DUTIES OF CONFIDENTIALITY. All "Recommendation Information" and all information relating to clients' portfolios and activities is strictly confidential. Consideration of a particular purchase or sale for a client account shall not be disclosed except to authorized persons.

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     F.   GOVERNING  PURCHASE AND SALE OF SECURITIES BY EACH OFFICER,  DIRECTOR,
          TRUSTEE AND EMPLOYEE


          1. LEGAL REQUIREMENT. Because HCM advises a mutual fund registered under the Investment Company Act of 1940, it has adopted Rule 17j-1 as a means of procedure governing purchases and sales of securities by its employees, officers and directors. Rule 17j-1 under the Investment Company Act of 1940 makes it unlawful for any director, trustee, officer or employee of a registered investment company ("Fund") or of its investment adviser or principal underwriter (as well as other persons), in connection with the purchase and sale by such person of a security "held or to be acquired" by the Fund:

               (a) to employ and device, scheme or artifice to defraud the Fund;

               (b) to make to the Fund any untrue statement of a material fact or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (c) to engage in any act, practice, or course of business which operates or could operate as a fraud or deceit upon the Fund; or (d) to engage in any manipulative practice with respect to the Fund.

              To assume compliance with these restrictions, HCM adopts and agrees to be governed by the provisions contained in this Code of Ethics.

          2. GENERAL PRINCIPLES. HCM shall be governed by the following principles and shall apply them to its directors, trustees, officers, employees and "Access Persons," as applicable.

               (a) No Access Person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1 set forth above.

               (b)  The interests of the Fund and its shareholders are paramount
                    and  come  before  the  interests  of  any  Access   Person,
                    director, trustee, officer or employee.

               (c) Personal investing activities of all Access Persons, directors, trustees, officers and employees shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Fund and its shareholders.

               (d)  Access  Persons  shall  not  use  such  positions,   or  any
                    investment   opportunities   presented  by  virtue  of  such
                    positions,   to  the   detriment   of  the   Fund   and  its
                    shareholders.

          3.   SUBSTANTIVE RESTRICTIONS

               (a) The price paid or received by the Fund for any security should not be affected by a buying or selling interest on the part of an Access Person, or otherwise result in an inappropriate advantage to the Access Person. To that end:
                    (a) no Access Person shall enter an order for the purchase or sale of a security which the Fund is purchasing or selling until the day after the Fund's transactions in that security have been completed unless it is determined that it is clear that, in view of the nature of the security and the market for such security, the order of the Access Person will not affect the price paid or received by the Fund.

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               (b)  No "Investment  Person may acquire any securities  issued as part of an initial public offering of the issuer.

               (c) Each Investment Person must seek prior approval from the Compliance Officer for private placement transactions. Such approval shall take into account, among other factors, whether the investment opportunity should be reserved for the Fund and whether the opportunity is being offered to such person because of his or her position with the Fund, the Adviser or Distributor. Any such Investment Person who has been authorized to acquire securities in a private placement must disclose his or her interest if he or she is involved in the Fund's consideration of an investment in such issuer. Any decisions to acquire such issuer's securities on behalf of the Fund shall be subject to review by Investment Persons with no personal interest in the issuer.

               (d) An Investment Person must not accept gifts in excess of limits contained in NASD Conduct Rule 2830 of the National Association of Securities Dealers from any entity doing business with or on behalf of the Fund, the Adviser or the Distributor.

               (e) An Investment Person shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Compliance Officer following the receipt of a written request for such approval. In the event such a request is approved, procedures shall be developed to avoid potential conflicts of interest.

               (f)  Any  profits   derived  from   securities   transactions  in
                    violation of paragraphs a, b, c, or d, above, shall be forfeited and paid to the appropriate Fund or Funds for the benefit of its or their shareholders. Gifts accepted in violation of paragraph "e" shall be forfeited, if practicable, and/or dealt with in any manner determined appropriate and in the best interests of any affected Fund and its shareholders.

          4.   PROCEDURES

               (a) To enable the Fund to determine with reasonable assurance whether the provisions of Rule 17j-1(a) and this Code of Ethics are being observed by its Access Persons:

                    (1) Each Access Person shall notify the Compliance Officer of all brokerage accounts in which he or she has any beneficial interest (a) within two weeks of receipt of this Code or (b) promptly after the later opening of any such account.

                    (2) Each Access Person, with respect to each brokerage account in which such Access Person has any beneficial interest shall arrange that the broker shall mail monthly to the Compliance Officer at the same time that they are mailed or furnished to such Access Person copies of periodic statements with respect to the account.

                    (3) The provisions of this Section 4.a shall not apply to any director or trustee of the Fund who is not an "interested person" of the Fund (as defined in Section 2(a)(19) of the Investment Company Act of 1940) except with respect to reporting of securities transactions where such director or trustee knew or, in the ordinary

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                         course of  fulfilling  his or her official  duties as a
                         director or trustee of the Fund, should have known that, during the 15-day period immediately preceding or after the date of transaction in a security by the director or trustee, such security was purchased or sold by the Fund or a purchase or sale of such security was considered by the Fund or the Adviser.

               (b) The Compliance Officer shall notify each Access Person that he or she is subject to this reporting requirement, and shall deliver a copy of this policy to each Access Person. The Compliance Officer shall annually obtain written assurances from each Access Person that he or she is aware of his or her obligations under this Code of Ethics and has complied with the Code and with its reporting requirements).

               (c) The Compliance Officer shall cause a system of monitoring personal investment activity by Access Persons to be designed that would identify abusive or inappropriate trading patterns or other practices of Access Persons. The Compliance Officer shall report on such system to the Board of Directors or Trustees of the Funds at the next Board meeting following its design and thereafter in connection with the annual review of this Code referred to in paragraph 4.g below.

                    (1)  Apparent violations of this reporting requirement.

                    (2) Other material violations of this Code of Ethics of which the Compliance Officer has become aware since the previous report.

                    (3)  The  results  of  monitoring  of  personal   investment
                         activities of Access Persons in accordance with the procedures referred to in paragraph 4.c hereof.

     5. The Compliance Officer shall have discretion not to make a report to the Board of Directors or Trustees under paragraph 4.d if he or she finds that by reason of the size of the transaction, the circumstances or otherwise, no fraud or deceit or manipulative practice could reasonably be found to have been practiced on the Fund in connection with its holding or acquisition of the security or that no other material violation of this policy has occurred. A written memorandum of any such finding shall be filed with reports made pursuant to this policy.

     6. The Board of Directors or Trustees shall consider reports made to hereunder and upon discovering that a violation of this Code has occurred, the Board of Directors or Trustees may impose such sanctions, in addition to any forfeitures imposed pursuant to Section 3.g. hereof, as it deems appropriate, including, among other things, a letter of sanction or suspension or termination of the employment of the violator.

     7. The Compliance Officer shall report to the Board of Directors or Trustees on an annual basis concerning existing personal investing procedures, violations during the prior year and any recommended changes in existing restrictions or procedures.

     8. The Board of Directors or Trustees Shall review the Code and the operation of these policies at least once a year.

     9. This policy and any related procedures, a copy of each report by (or duplicate brokers' advice for the account of) an Access Person, any written report or memorandum hereunder by the Compliance Officer, and

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          lists of all persons  required to make reports shall be preserved with the Fund's records for the period required by Rule 17j-1.

     MONTHLY REPORTS OF PERSONAL INVESTMENTS BY EMPLOYEES

     A. THE MONTHLY REPORT. Rule 204-2 under the Investment Advisers Act and Rule 17j-1 under the Investment Company Act require that except for minor exceptions HCM must maintain a record of every transaction in a security in which the firm has or certain types of employees have, or by reason of such transaction acquire, any "direct or indirect beneficial ownership." The record keeping requirements are met through monthly securities transaction reports sent to HCM's compliance Officer, as designated from time to time.

          In addition to these transaction reports, each Reporting Employee should instruct each bank, or broker-dealer that executes transactions for any Covered Account to send copies of monthly (or other) account statements directly to the Compliance Officer.

     B. 1/2 OF 1% HOLDINGS. HCM may limit its investment of client assets in securities if Employees have interests in the issuers of those securities that exceed levels the Chief Investment Officer considered appropriate. While such an excess seems unlikely, HCM seeks to be sure it is promptly aware of large holdings by Employees. The name of any publicly owned company (or any company anticipating a public offering of an equity security) should be entered only if such total ownership is more than 1/2 of 1% of the company's outstanding shares. For purposes of the Monthly Report the Reporting Employee's holdings and those of others deemed to be owned by him/her beneficially" (e.g., spouse, minor children, the Reporting Employee as trustee for members of his/her immediate family, etc.) should be added together. The Monthly Report is the only item that requires information regarding holdings; otherwise, the Report pertains only to the disclosure of transactions (purchases, sales, etc.).

     C. EXAMPLES OF BENEFICIAL OWNERSHIP. The definition of "beneficial ownership" of securities under Rue 204-2 has been dealt with in a number of SEC releases and has grown to encompass many diverse situations. These include not only securities held by a Reporting Employee or others for the Employee's own benefit, but also (i) securities held by a Reporting Employee or others for the Employee's spouse, minor children and relatives who live full time in the Employee's home, and (ii) securities held by another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Employee obtains benefits substantially equivalent to ownership.

     D. DISCLAIMER OF BENEFICIAL OWNERSHIP. The broad definition of "beneficial ownership" is for purposes of this Code only; it does not necessarily cover other securities law or tax areas. Rule 204-2 states that in reporting a securities transaction to HCM, the reporting person can include in his/her Report "a statement declaring that the reporting or recording of any securities transaction shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the Security." For example, if a parent or custodian sold securities owned by a minor child under the Uniform Gifts to Minors Act, the other parent would report such transaction, but could disclaim beneficial ownership by checking the

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          appropriate  box on the Report.  Whether or not an  Employee's  Report
          carries such a disclaimer is a personal decision on which HCM will make no recommendation. A disclaimer may be important not only for the other securities law purposes, but also because it might be some evidence of ownership for other purposes, such as estate taxes.
          Accordingly, an Employee may wish to consult his/her own attorney on this issue .

     E. NO INFLUENCE OR CONTROL. Rule 204-2 states that an employee need not report securities transactions effected in any account over which the Employee does not have "any direct or indirect influence or control." This exception is, in the opinion of HCM's counsel, limited to a few situations. The principal situation arises where securities are held in a trust in which an Employee has a beneficial interest, but is not the trustee and has no control or influence over the trustee.

          Specific questions regarding the "no influence or control" exemption or general questions concerning beneficial ownership or reporting responsibility should be directed to the Compliance Officer.

III. OTHER LAWS, RULES, AND STATEMENT POLICY

          Nothing contained in this Code shall be interpreted as relieving any Employee from acting in accordance with all applicable laws, rules, regulations, statements of policy and other terms of that person's employment.

IV. EXAMPLES OF BENEFICIAL OWNERSHIP

     (1) A Reporting Employee for his/her own benefit, whether bearer, registered in his/her own name, or otherwise;
     (2) For Reporting Employee's benefit (regardless of whether or how registered), such as securities held for the Reporting Employee by custodians, brokers, relatives executors or administrators;
     (3)  For a Reporting Employee's account by a pledge;
     (4) By a trust in which a Reporting Employee has an income or remainder interest unless the Reporting Employee's only interest is to receive principal if (a) some other remainderman dies before distribution or
          (b) if some other person can direct by will a distribution of trust property or income to the Reporting Employee;
     (5) By a Reporting Employee as trustee or co-trustee, where either the Reporting Employee or any member of his/her immediate family (i.e., spouse, children and their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as blood relationship) has an income or remainder interest in the trust;
     (6) By a trust of which the Reporting Employee is the settlor, if the Reporting Employee has the power to revoke the trust without obtaining the consent of the beneficiaries;
     (7)  Non-public partnership in which the Reporting Employee is a partner;
     (8) A personal holding company controlled by the Reporting Employee alone or jointly with others;
     (9) In the name of the Reporting Employee's spouse unless legally separated;
     (10) In the name of the minor children of the Reporting Employee or in the name of any relative of the Reporting Employee or of his/her spouse (including an adult child) who is presently sharing the Reporting Employee's home. This applies even if the securities were not received

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          from the  Reporting  Employee and the  dividends are not actually used for the maintenance of the Reporting Employee's home;
     (11) In the name of any person other than the Reporting Employee and those listed in (9) and (10) above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Reporting Employee obtains benefit substantially equivalent to those of ownership;
     (12) In the name of any person other than the Reporting Employee, even though the Reporting Employee does not obtain benefits substantially equivalent to those of ownership (as described in (11) above) if the Reporting Employee can vest or request title in himself/herself.

V. POLICY AND PROCEDURES TO DETECT AND PREVENT INSIDER TRADING

     It is the policy of HCM ("the Firm") that no officer or employee may (i) trade, either personally or on the behalf of others (including investment companies, collective investment funds, common trust funds and trust accounts managed or advised by the Firm), on the basis of material nonpublic information or (ii) communicate material nonpublic information to others in violation of the law- conduct that is commonly called "insider trading." This policy applies to every employee and every officer, director, and employee of the Firm's parent company, and extends to activities both within and outside of their duties at the Firm. Each such employee, officer or director must read this policy statement and acknowledge his or her understanding of it.

     The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") and to the communication of material nonpublic information to others. The law concerning insider trading is generally understood to prohibit. trading by an "insider" while he or she is in possession of material nonpublic information., if the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; and communicating material nonpublic information to others in violation of one's duty to keep such information confidential.

     The elements of insider trading and the penalties for it are discussed below. If, after reviewing this policy statement, you have any questions you should consult the Compliance Officer (as defined below).

     WHO IS AN INSIDER?

     The concept of an "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include certain "outsiders" such as, among others, a company's attorneys accountants, consultants, bank lending officers, and the employees of such organizations. According to the United States Supreme Court, before such an "outsider" may be considered a "temporary insider", the company's relationship with the outsider must be such that the company reasonably
     expects   him  or  her  to  keep  the   disclosed   nonpublic   information
     confidential.

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     WHAT IS MATERIAL INFORMATION?

     Trading on inside information is not a basis for liability unless the information is "material". Information generally is material if there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision, or if public dissemination of it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be presumed to be material includes, but is not limited to: dividend changes; earnings estimates; changes in previously released earnings estimates; significant merger or acquisition proposals or agreements; commencement of or developments in major litigation; liquidation problems; and extraordinary management developments. Material information does NOT have to relate to a company's business. For example, in one case, the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of the security.(1) In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not. Perhaps more importantly, knowledge of a decision, or impending decision, by the Firm to buy or sell a security for its clients or to recommend a security can constitute "material" information.

     WHAT IS NONPUBLIC INFORMATION?

     Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to prove that the information is generally public. For example, information found in a report filed with the Securities Exchange Commission or appearing in Dow Jones, REUTERS Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

     BASES FOR LIABILITY

     FIDUCIARY DUTY THEORY

     In 1980, the Supreme Court found that there is no GENERAL duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will not disclose any material non-public information or refrain from trading.(2)

     In Dirks vs. SEC,(3) the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they

----------
(1)  Carpenter v. U.S., 108 U.S.316 (1987)
(2)  Chiarella v. U.S., 45 U.S.22 (1980)
(3)  U.S.646 (1983)

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     gain  information  (e.g.  attorneys,  accountants);  or they can  acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware
     or  should  have  been  aware  that  they  have  been  given   confidential
     information by an insider who has violated his fiduciary duty to the company's shareholders. In the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly, from the disclosure. However, the benefit does not have to be monetary: it can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that more obscurely suggests a "quid pro quo."

     MISAPPROPRIATION THEORY

     Another basis for insider trading liability is the "misappropriation" theory, where trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In Carpenter vs. U.S.(4) the Court found that a columnist defrauded THE WALL STREET JOURNAL when he stole information from the JOURNAL and used it for trading in the securities markets. The misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

     PENALTIES FOR INSIDER TRADING

     Penalties for trading on or communicating material nonpublic information are severe, both for the individuals involved in the trading (or tipping) and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

          *    civil injunctions
          * damages in a civil suit as much as three times the amount of actual damages suffered by other buyers or sellers
          *    disgorgement of profits
          *    jail sentences
          * fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited, and
          *    prohibition from employment in the securities industry.

     In addition, any violation of this policy statement can be expected to result in serious disciplinary measures to the Firm, including dismissal of the persons involved.

VI. PROCEDURES TO IMPLEMENT THE FIRM'S POLICY AGAINST INSIDER TRADING

     The following procedures have been established to aid the officers, directors and employees of the Firm in avoiding insider trading. Every officer and employee of the Firm must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and

----------
(4) 13108U.S. 316 (1987)

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
     criminal penalties. If you have any questions about these procedures you should consult the Compliance Officer.

     IDENTIFYING INSIDE INFORMATION

     Any time you think you may have inside information about a company, before you can place ANY trade in that company's securities, either for yourself or for others (including the Firm's clients), and before you advise anyone (including the Firm's Client's) to trade, in that company's securities, ask yourself the following questions:

          * IS THE INFORMATION MATERIAL? Is this information that an investor would consider important in making his or her investment decisions? Is it information that would substantially affect the market price of the securities if generally disclosed?
          * IS THE INFORMATION NON-PUBLIC? To whom has this information been provided? Has it been effectively communicated to the marketplace by appearing on the Dow Jones wire or by being published in REUTERS, THE WALL STREET JOURNAL or publications of general circulation?

     If, after asking these questions, you believe the information is material and nonpublic, or of you have any questions as to whether the information is material and nonpublic, you should take the following steps:

          *    report the matter immediately to the Compliance Officer;
          * do not purchase or sell the securities on behalf of yourself or others including investment companies, collective investment funds, common trust funds or other accounts managed or advised by the Firm;
          * do not communicate the information inside or outside the Firm, other than to the Compliance Officer;
          * after the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information;

     RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

     Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided in paragraph above. In addition, you should take steps to keep such information secure. For example, files containing material nonpublic information should be sealed and access to computer files containing material nonpublic information should be restricted.

     RESOLVING ISSUES CONCERNING INSIDER TRADING

     If, after you have considered the factor described in the paragraph entitled "Identifying Inside Information" above, you are still not sure whether information you have about a company is material or nonpublic, of

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     if you are  unsure  about  whether  or how these  procedures  apply to your situation, or about the propriety of any action, you must discuss the situation with the Compliance Officer before trading or communicating the information to anyone.

VII. SUPERVISORY PROCEDURES

     Supervisory Procedures can be divided into two classifications- (A) prevention of insider trading and (B) detection of insider trading.

     PREVENTION OF INSIDER TRADING

     To prevent insider trading, the Firm will:

          * provide educational materials to familiarize officers, directors and employees with the Firm's policy and procedures;
          *    designate a knowledgeable  employee (the "Compliance Officer") to answer questions regarding the Firm's policy and procedures;
          *    resolve  issues of whether  information  received  by an officer, director or employee of the Firm is material and nonpublic;
          *    review on a regular  basis and  update as  necessary  the  Firm's policy and procedures; and
          * when it has been determined that an officer, director or employee of the Firm has material nonpublic information, implement measures to prevent dissemination of such information, and if necessary, restrict officers, directors and employees from trading the securities.

     DETECTION OF INSIDER TRADING

     To detect insider trading, the Firm's Compliance Officer will, on an annual basis:

          * review all trading activity reports filed by each officer, director and employee monthly;
          * review the trading activity in the Firm's own account and in accounts managed or advised by the Firm; and
          * coordinate the review of such reports with such other Firm officials as may be appropriate.

     SPECIAL REPORTS MANAGEMENT

     Promptly, upon learning of a potential violation of the Firm's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to such members of the Firm's management as may be appropriate, providing full details and recommendations for further action.

     ANNUAL REPORTS TO MANAGEMENT

     On an annual basis, the Compliance Officer and other Firm officials will:

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
          * review and evaluate the full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the result of such investigation;
          * evaluate the current procedures and any recommendations for improvement;
          * review and evaluate the Firm's continuing educational program regarding insider trading.

     RECORDKEEPING

     The Firm will designate an individual with responsibility for maintaining, in an accessible place, the following materials:

          * a copy of this Policy and Procedures to Detect and Prevent Insider Trading;
          * a record of any violation of these procedures for the most recent five years and a detailed synopsis of the action taken in response;
          *    a copy of monthly statements ; and
          * a list of all persons who are or have been required to file monthly statements.

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